UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2026

AFFILIATED MANAGERS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(800) 345-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	AMG	New York Stock Exchange
5.875% Junior Subordinated Notes due 2059	MGR	New York Stock Exchange
4.750% Junior Subordinated Notes due 2060	MGRB	New York Stock Exchange
4.200% Junior Subordinated Notes due 2061	MGRD	New York Stock Exchange
6.750% Junior Subordinated Notes due 2064	MGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2026, Affiliated Managers Group, Inc. (the “Company”) announced the appointment of G. Staley Cates to its Board of Directors (the “Board”), as an independent director, effective April 1, 2026.

Mr. Cates served as the Vice Chairman of Southeastern Asset Management, Inc. (“Southeastern”), an independent global investment management firm, from 2015 through 2024, having served as President from 1989 through 2015 after joining Southeastern in 1986. Mr. Cates is a Co-Founder of the New Hope Christian Academy, was a founding board member of the Soulsville Foundation, and was the Founding Chairman of the Memphis Grizzlies Charitable Foundation and of the Board of Crosstown Concourse. He serves as the Chairman of the Poplar Foundation, which supports various educational initiatives in Memphis, and was the Governor’s appointee to the Transition Planning Commission for the consolidation of Memphis City and Shelby County schools between 2011 and 2012. Mr. Cates received a B.A. from the University of Texas at Austin and is a Chartered Financial Analyst.

Mr. Cates will participate in the Company’s customary director compensation program, as described in the Company’s proxy statement for its most recent annual meeting of stockholders and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). In addition, Mr. Cates and the Company will enter into the Company’s standard indemnification agreement for directors and executive officers, a form of which has been previously filed by the Company with the SEC. There is no arrangement or understanding between Mr. Cates or any other person pursuant to which he was elected as a director of the Company, and there are no familial relationships between him and any of the Company’s directors or executive officers. Mr. Cates, including his immediate family members, is not a party, directly or indirectly, to any related person transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Separately, on February 22, 2026, Karen L. Alvingham notified the Company of her decision to retire from the Board, effective April 1, 2026.

On February 26, 2026, the Company also announced the re-appointment of Jay C. Horgen as President of the Company, effective April 1, 2026. Mr. Horgen will also continue to serve as Chief Executive Officer.

Information about Mr. Horgen required under Item 401(b), (d) and (e), and Item 404(a) of Regulation S-K is incorporated by reference from the Company’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed on April 11, 2025.

ITEM 7.01	Regulation FD Disclosure.

On February 26, 2026, the Company issued a press release announcing the matters described above, which is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on February 26, 2026.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: February 26, 2026	By:	/s/ Kavita Padiyar
	Name:	Kavita Padiyar
	Title:	General Counsel and Corporate Secretary

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